Exhibit 21


                          SIGNIFICANT SUBSIDIARIES
                          ------------------------




The significant subsidiaries of the Registrant, as defined in Section 1-02(w) of regulation S-X, are:

     CACI, Inc., a Delaware Corporation

     CACI, INC.-FEDERAL, a Delaware Corporation
       (also does business as "CACI Marketing Systems","Information Decision
        Systems", "Demographic on Call" and "CACI IDS")

     CACI, INC.-COMMERCIAL, a Delaware Corporation

     CACI Products Company, a Delaware Corporation

     CACI Products Company California, a California Corporation

     American Legal Services Corp., a Delaware Corporation
       (also does business as "CACI Advanced Legal Systems" and "CACI Legal Systems")

     CACI Field Services, Inc., a Delaware Corporation

     CACI N.V., a Netherlands Corporation

     CACI Limited, a United Kingdom Corporation

     Automated Sciences Group, Inc., a Delaware Corporation

     IMS Services, Incorporated, a Maryland Corporation

     Integrated Microcomputer Systems, Inc., a Maryland Corporation